Exhibit(o)(6)

POWER OF ATTORNEY

Effective as of April 1, 2014, the undersigned, Althea L. Duersten (the “Principal”) hereby constitutes and appoints each of Kenneth D. Fuller, Richard F. Sennett, Robert I. Frenkel, Thomas C. Mandia, Rosemary D. Emmens, Barbara J. Allen, Yi Chia Kuo and Robert M. Nelson (each, an “Agent” and collectively, the “Agents”), as her true and lawful representative and attorney-in-fact, in her name, place and stead, with full power and authority of substitution and resubstitution, to do separately or jointly any and all acts and to execute any and all instruments which said Agents, or any of them, may deem necessary or advisable or which may be required to enable Legg Mason Partners Equity Trust (the “Trust”) to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to the Trust’s Registration Statement (Securities Act file No. 033-43446), including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the Principal as a Trustee and/or officer of the Trust, any and all such amendments and registration statements filed with the Securities and Exchange Commission under the Acts, and any other instruments or documents related thereto, and the Principal does hereby ratify and confirm all that the Agents, or any of them, shall do or cause to be done by virtue hereof.

All past acts of the Agents in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney shall not be revoked or terminated by any subsequent power of attorney. This Power of Attorney is not intended to revoke or terminate any prior powers of attorney. The Principal hereby represents and warrants to each Agent and agrees that, so long as the Principal remains a Trustee and/or officer of the Trust, the Principal shall not enter into any subsequent power of attorney that has the effect of revoking or terminating this Power of Attorney without providing written advance notice to the Agents. If it is determined by a court of competent jurisdiction that any provision of this Power of Attorney is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Power of Attorney.

IN WITNESS WHEREOF, this Power of Attorney has been duly executed by the following person in the capacity and as of the date indicated.

Principal	Date

/s/ Althea L. Duersten	March 25, 2014
Althea L. Duersten